Exhibit F


                               Balch & Bingham LLP
                              Gulfport, Mississippi



                                 April 18, 2003



Securities and Exchange Commission
Washington, DC  20549

         Re:      Statement on Form U-1 of
                  Mississippi Power Company
                  (herein called the "Company")
                  File No. 70-10094

Ladies and Gentlemen:

         We are familiar with the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the proposed transactions described therein relating to the issuance of Senior Notes, new Bonds, new Stock and Revenue Bonds (all as described therein).

         We are of the opinion that the Company is a validly organized and duly existing corporation under the laws of the State of Mississippi and is duly admitted to do business under the laws of the State of Alabama and that, upon the issuance of your order herein and in the event that the proposed transactions by the Company are consummated in accordance with such statement on Form U-1 and such order:

         (a) all State laws applicable to such proposed transactions by the Company will have been complied with;

         (b) the Senior Notes, the new Bonds and the Company's obligations with respect to the Revenue Bonds will be valid and binding obligations of Mississippi in accordance with their terms;



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         (c)    the shares of the new Stock will be validly issued, fully paid and non-assessable shares of preferred stock of the Company and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation, as amended, of the Company defining such rights and privileges; and

         (d) the consummation of such proposed transactions by Mississippi will not violate the legal rights of the holders of any securities issued by Mississippi or any associate company thereof.

         We hereby consent to the use of this opinion in connection with the above-mentioned statement on Form U-1.

                                                     Very truly yours,

                                                  /s/Balch & Bingham LLP